Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

BETWEEN

METLIFE INVESTORS INSURANCE COMPANY
(a Missouri Life Insurance Company)

AND

METLIFE INSURANCE COMPANY USA
(a Delaware Insurance Company)

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 14, 2014, between MetLife Investors Insurance Company, a Missouri life insurance company (“MLIMO”), and MetLife Insurance Company USA, a Delaware corporation (f/k/a MetLife Insurance Company of Connecticut) (“MICUSA”).
RECITALS

WHEREAS, MLIMO is a life insurance company duly organized and existing under the laws of the State of Missouri;
WHEREAS, MICUSA is an insurance company duly organized and existing under the laws of the State of Delaware; and
WHEREAS, the Board of Directors of MLIMO and the Board of Directors of MICUSA deem it advisable to merge MLIMO with and into MICUSA so that MICUSA is the surviving corporation on the terms provided herein (the “Merger”).
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
MERGER
1.1    The Merger. After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and subject to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the General and Business Corporation Law of Missouri (the “GBCLM”) and the Insurance Law of Missouri (the “ILM”, and together with the GBCLM, the “GBCILM”), MLIMO will merge with and into MICUSA and MICUSA shall file a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL and the GBCILM and shall make all other filings or recordings required by Delaware and Missouri law in connection with the Merger. The Merger shall become effective at 5:37 p.m. (Eastern Time) on November 14, 2014 as provided for in such Certificate of Merger (the “Effective Time”). Upon the Effective Time, the separate corporate existence of MLIMO shall cease and MICUSA shall be the surviving corporation (the “Surviving Corporation”).
1.2    Conditions to the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (except as provided in this Agreement) of the following conditions:
(a)    This Agreement shall have been adopted by the sole stockholder of MICUSA, in accordance with the requirements of the DGCL and the Certificate of Incorporation and Bylaws of MICUSA; and
(b)    This Agreement shall have been adopted by the sole stockholder of MLIMO, in accordance with the requirements of the GBCILM and the Certificate of Incorporation and Bylaws of MLIMO.
1.3    Transfer, Conveyance and Assumption. At the Effective Time, MICUSA shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of MLIMO, and all of the assets and property of whatever kind and character of MLIMO shall vest in MICUSA, as the Surviving Corporation, without further deed; thereafter, MICUSA, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of MLIMO, and any claim or judgment against MLIMO may be enforced against MICUSA, as the Surviving Corporation, in accordance with Section 259 of the DGCL and Section 351.450 of the GBCLM.
1.4    Certificate of Incorporation; Bylaws.
(a)    From and after the Effective Time, the Certificate of Incorporation of MICUSA shall be the Certificate of Incorporation of the Surviving Corporation.
(b)    From and after the Effective Time, the Bylaws of MICUSA shall be the Bylaws of the Surviving Corporation.
1.5    Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of MICUSA serving as directors or officers of MICUSA immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.
1.6    Tax Treatment. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended and will report it as such for federal, state and local income tax purposes.  This Agreement is intended to constitute a “plan of reorganization” with respect to the Merger for United States federal income tax purposes.
ARTICLE II

CANCELLATION OF STOCK

2.1    Cancellation of Stock.
(a)    Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $2.00 per share, of MLIMO (the “MLIMO Common Stock”), each share of MLIMO Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and no consideration shall be issued in respect thereof.
(b)    Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $25,000.00 per share, of MICUSA (the “MICUSA Common Stock”), each share of MICUSA Common Stock issued and outstanding immediately prior to the Effective Time shall remain unchanged and continue to remain outstanding as one share of MICUSA Common Stock of the Surviving Corporation.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of MLIMO. MLIMO hereby represents and warrants that it:
(a)    is a life insurance company duly organized, validly existing and in good standing under the laws of the State of Missouri, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;
(b)    is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;
(c)    is not in violation of any provisions of its Certificate of Incorporation or Bylaws; and
(d)    has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the sole stockholder of MLIMO in accordance with the GBCILM and the Certificate of Incorporation and Bylaws of MLIMO, consummate the Merger and the other transactions contemplated by this Agreement.
3.2    Representations and Warranties of MICUSA. MICUSA hereby represents and warrants that it:
(a)    is an insurance company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b)    is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;
(c)    is not in violation of any provisions of its Certificate of Incorporation or Bylaws; and
(d)    has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the sole stockholder of MICUSA in accordance with the DGCL and the Certificate of Incorporation and Bylaws of MICUSA, consummate the Merger and the other transactions contemplated by this Agreement.
ARTICLE IV
TERMINATION

4.1    Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of MLIMO or the Board of Directors of MICUSA, notwithstanding the adoption of this Agreement by the stockholders of MLIMO or MICUSA.
ARTICLE V

FURTHER ASSURANCES
5.1    Further Assurances as to MICUSA. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance in law or any other acts are necessary or desirable to (i) vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of MLIMO acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, MLIMO and its proper officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of MLIMO or otherwise to take any and all such action.
ARTICLE VI

MISCELLANEOUS
6.1    Amendment. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of MLIMO and the Board of Directors of MICUSA, whether before or after the adoption of this Agreement by the stockholders of MLIMO and MICUSA; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by such stockholders of MLIMO or MICUSA without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of MLIMO and MICUSA.
6.2    No Waivers. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
6.3    Assignment; Third Party Beneficiaries. Neither this Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.
6.4    Governing Law. This Agreement shall in all respects be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware.
6.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.6    Entire Agreement. This Agreement and the documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

METLIFE INVESTORS INSURANCE COMPANY

By: /s/ Roberto Baron
Name: Roberto Baron
Title: Vice President

METLIFE INSURANCE COMPANY USA

By: /s/ Eric Steigerwalt
Name: Eric Steigerwalt
Title: President and CEO

[Signature Page to MLIMO-MICUSA Merger Agreement]